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                                                                    EXHIBIT 99.1


WEDNESDAY JUNE 5, 10:24 AM EASTERN TIME
PRESS RELEASE

SOURCE: CYBERGUARD CORPORATION

             CYBERGUARD TO BEGIN TRADING ON AMERICAN STOCK EXCHANGE

FORT LAUDERDALE, Fla.--June 5, 2002--CyberGuard Corporation (OTCBB: CYBG), the technology leader in network security, today announced that the American Stock Exchange (AMEX) has approved its application for listing the company's securities. Approval is contingent upon the company being in compliance with all applicable listing standards on the date it begins trading on the exchange and may be rescinded if the company is not in compliance with such standards. The company expects its securities to begin trading on the exchange within the next several weeks. CyberGuard shares have been trading on the OTC Bulletin Board (OTCBB) since March 19 of this year.

Mike Matte, chief financial officer of CyberGuard, stated, "Moving to a major stock exchange is an important step forward for our company and for our shareholders. In the past 18 months we have made significant progress in terms of our operations and our cash position. In the face of an extremely sluggish economy, we have had two consecutive quarters of profitability and posted two quarters of incremental revenue growth quarter over quarter. The need for the highest-level information security has never been greater. Our products win awards and customers. CyberGuard has an impressive story for the investment community. Listing on the American Stock Exchange and the increased visibility that brings will allow us to reach institutional investors, attract analyst coverage, improve liquidity and give us additional exposure."

Matte added that the company needs to select a specialist who will manage the actual trading of CyberGuard securities on the exchange.

About CyberGuard Corporation

CyberGuard Corporation, the technology leader in network security, provides enterprise and electronic commerce security solutions to Fortune 1000 companies and governments worldwide. CyberGuard's award winning, industrial-strength firewall/VPN products and services protect the integrity of data and applications from unauthorized access. CyberGuard's appliances, which include SL, KS, FS and LX, hold Common Criteria Evaluation Assurance Level 4+ (EAL4+) certification, the most prestigious and rigorous IT security evaluation available. The company has world headquarters in Ft. Lauderdale, Florida, and branch offices worldwide. More information on CyberGuard Corporation can be found at Http://www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company's history of losses; the Company's ability to execute on its business plans; the Company's dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; the outcome of purported class action lawsuits against the Company; and recent changes in management. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2001, and other information filed with the Commission.